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                                                                     EXHIBIT 5.1

               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

June 17, 2004

Targeted Genetics Corporation
1100 Olive Way, Suite 100
Seattle, Washington  98101

RE:   TARGETED GENETICS CORPORATION REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel to Targeted Genetics Corporation (the "Company") with respect to the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), in connection with the public offering by the Company of up to 16,300,000 shares of the Company's common stock, par value $0.01 per share (the "Shares").

We have examined the Registration Statement and such instruments, documents, certificates and records that we deemed relevant and necessary for the basis of this opinion. In this examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies and (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the instruments, documents, certificates and records that we have reviewed.

Based on this examination, we are of the opinion that the Shares are duly authorized and that upon the happening of the following events:

      - the effectiveness of the Registration Statement and any amendments thereto;

      - the offering and sale of the Shares as contemplated by the Registration Statement, the prospectus contained therein and any amendments or supplements thereto, and in accordance with the Company's actions authorizing the sale of the Shares; and

      - receipt by the Company of the consideration for the Shares, as contemplated by the Registration Statement, the prospectus contained therein and any amendments or supplements thereto;

the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, and to the reference to our firm in the prospectus of the Registration Statement under the heading "Legal Matters." In giving this consent, we do not admit that we are "experts" within the meaning of that term as used in the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP